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                                                                   Exhibit 99.1

                 Section 10 of Tellium Inc.'s Offer to Exchange

10. Interests of Directors and Officers; Transactions and Arrangements About the Options.

         A list of our directors and executive officers is attached on Schedule A to this offer to exchange. As of July 25, 2002, our directors and executive officers as a group beneficially owned options outstanding under our stock incentive plans to purchase a total of 6,697,500 shares of our common stock, which represented approximately 23% of the shares subject to all options outstanding under our stock incentive plans as of that date.

         Other than as otherwise described below and other than ordinary course purchases under our stock incentive plans and ordinary course grants of stock options to non-employee directors and executive officers, there have been no transactions in options to purchase our common stock or that were effected during the past 60 days by us or, to our knowledge, by any of our directors or executive officers. In addition, except as otherwise described below and other than outstanding options to purchase common stock granted from time to time to our non-employee directors and executive officers under our stock incentive plans, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers is a party to any agreement, arrangement, contract, understanding or relationship with any other person relating, directly or indirectly, to this offer with respect to any of our securities.

         Our directors, executive officers and vice presidents are not eligible to participate in this offer to exchange.

         Arrangements with Tellium Management. On various dates between April and August 2000, 12 employees, consisting of executive officers, vice presidents and other employees borrowed funds from us to exercise stock options with an exercise price of approximately $2.14 per share under the terms of individual promissory notes to us. The loans provide that the interest rate shall float on a quarterly basis and shall equal the Internal Revenue Service established short-term Applicable Federal Rate for a quarterly compounding period effective for the first month in such quarterly period, provided that the rate shall not be less than 2.5% per annum nor exceed 7.5% per annum. Upon exercise of these stock options, each employee received shares of restricted stock, subject to vesting schedules and other restrictions contained in a restricted stock agreement between us and each employee. The employees pledged their shares of restricted stock to us as collateral for the loans. As of July 25, 2002, the employees as a group beneficially owned approximately 13,645,044 vested and unvested shares of restricted stock. Effective as of July 25, 2002, the aggregate outstanding balance due on all of the loans was $32,966,369, consisting of principal plus accrued interest due by the following:

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Name                                        Loan Amount
----                                        -----------
Harry J. Carr.............................  15,994,686
William J. Proetta........................           0
Michael J. Losch..........................   2,165,093
Krishna Bala..............................   2,902,869
Vice Presidents and Other
Employees as a Group......................  11,903,721
                                            ----------
Total..................................... $32,966,369

         In May 2002, the price of our stock dropped substantially below $2.14 per share, leaving insufficient collateral to repay the loans, and thereby jeopardizing the personal financial solvency of our executive officers, vice presidents and other employees. Recognizing that these loans were diverting the employees' attention from our business and that these employees needed a positive incentive program that promoted retention, motivation and performance, our board of directors decided to make changes to our management incentive program, including changes relating to the loans.

         The board adopted resolutions that authorized certain revisions to our management incentive program, including provisions that:

                . permitted each participating employee to deliver shares of restricted stock (either vested or unvested) to be applied against their loans;

                . amended the terms of each participating employee's loan to extend the due date of the loan and subordinate the loan to each participating employee's current and future mortgage, home equity loan and any other similar forms of debt; and

                . would pay each participating employee who has loans outstanding a cash bonus upon a change of control in an amount sufficient to fully pay off the balance of the participating employee's loan and to pay certain taxes imposed upon the bonus amount.

         After the adoption of these resolutions, the board of directors became aware of issues that arose in the effort to implement the revisions, including in the execution and delivery of implementing documents. The board has reviewed these issues and has determined that in the implementing documents revisions were made that did not reflect the board's intentions and the scope of what it had authorized and that the company should not go forward with such revisions, at least at this time. Accordingly, the board has revoked its authorization of the revisions, determined that the implementing documents that were executed are void and unenforceable and advised the participating individuals accordingly that the agreements that had been signed in connection with the management incentive program are void and are not enforceable against the company. The board intends to consider further and adopt and implement revisions to our management incentive program to address the same concerns that led to the earlier effort, which

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may include some of the same revisions previously approved or may differ in all respects. We do not know what position those employees who signed implementing agreements will take with respect to this board action and are, therefore, unable to assess at this time whether these developments will have a material adverse effect on the company.

         Director Compensation. Our board of directors determines the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock and expense reimbursements that directors receive for attending meetings of the board of directors or committees of the board. As of July 25, 2002, we had not paid any fees to our directors, but we have reimbursed them for their reasonable expenses in attending board and board committee meetings. We have granted options to our directors in the past as set forth below. Under our 2001 plan, each new non-employee director receives an automatic grant of 5,000 options upon initially become a director, and all non-employee directors receive an automatic grants of 1,500 options annually thereafter.

         Registration Rights. We are party to a stockholders' agreement with some of our stockholders. This agreement provides that one or more of these stockholders has the right to:

                . demand that we file up to two registration statements to register all or part of their shares of common stock if the anticipated offering price subject to the registration request equals or exceeds $20.0 million;

                . demand once annually that we file a Form S-3 registration statement if we qualify to use that form and if the anticipated offering price of the securities expected to be registered exceeds $1.0 million; and

                . include all or part of their shares of common stock on other registration statements that we file.

         Thomas Weisel Capital Partners LLC and its affiliates and transferees also have the right to demand that we file one registration statement to register all or part of their shares of common stock.

         None of our stockholders has the right to demand that we register any of their shares within six months of the effective date of a registration statement we file under the Securities Act of 1933. All of these registration rights are subject to further conditions and limitations, among them our right or the right of the underwriters of an offering to limit the number of shares included in a registration under some circumstances. Parties to the amended stockholders' agreement include, among others, the following persons who own of record or beneficially more than 5% of our securities:

                .   SAIC; and

                .   entities affiliated with Thomas Weisel Capital Partners LLC.